JPMORGAN DISTRIBUTION SERVICES, INC.

MUTUAL FUND SALES AGREEMENT

This Agreement is entered into between the financial institution executing this Agreement (“Financial Intermediary”) and JPMorgan Distribution Services, Inc. (“JPMDS”) with respect to those series of each of the trusts and the corporation listed on Exhibit A hereto (each, a “Trust” and collectively, the “Trusts”; each series referred to as a “Fund” and collectively, the “Funds”) for whose shares (“Shares”) JPMDS serves as Distributor and for whom JPMDS provides distribution services.

A.	Financial Intermediary.

1.	Status of Financial Intermediary.

Financial Intermediary represents and warrants to JPMDS:

(i)

That it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934, as amended (“Exchange Act”); that it is registered with the Securities and Exchange Commission (“SEC”) pursuant to Section 15 of the Exchange Act; that it is a member of the Financial Industry Regulatory Authority (“FINRA”) or, in the alternative, that it is a foreign dealer not eligible for membership in FINRA but nevertheless agrees to abide by all the rules and regulations of the SEC and FINRA which are binding upon underwriters and dealers in the distribution of securities of open-end investment companies; that its customers’ accounts are insured by the Securities Investors Protection Corporation (“SIPC”); and that, during the term of this Agreement, it will abide by all of the rules and regulations of FINRA including, without limitation, FINRA Conduct Rules, and all applicable federal or state law, rule or regulations under state and federal law (“Applicable Law”). Financial Intermediary agrees to notify JPMDS immediately in the event of (1) the termination of its coverage by SIPC, (2) its expulsion or suspension from FINRA or any foreign equivalent or (3) its being found to have violated any Applicable Law arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Financial Intermediary’s expulsion from FINRA or any foreign equivalent will automatically terminate this Agreement immediately without notice. Suspension of Financial Intermediary from FINRA for violation of any Applicable Law will terminate this Agreement effective immediately upon JPMDS’ written notice of termination to Financial Intermediary; or

(ii)

That it is a bank, as that term is defined in Section 3(a)(6) of the Exchange Act, that engages in activities described in Section 3(a)(4) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal authorities with appropriate jurisdiction over the Financial Intermediary. Financial Intermediary agrees to notify JPMDS immediately of any action by or communication from state or federal banking authorities, state securities authorities, the SEC, or any other party which may affect its status as a bank or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Intermediary’s ability to act in accordance with the terms of this Agreement, including the loss of its exemption from registration as a broker, will terminate this Agreement effective upon JPMDS’ written notice of termination to Financial Intermediary; and

(iii)	That Financial Intermediary is registered with the appropriate securities authorities in all states, territories and jurisdictions in which its activities make such registration necessary; and

(iv)

That if it plans to participate in the Depository Trust Clearing Corporation’s (“DTCC”) Mutual Fund Settlement Entry and Registration Verification system (“Fund/SERV”), and/or the DTCC’s Networking system (“Networking”), Financial Intermediary is a member of the DTCC or otherwise has access to Fund/SERV and it has executed and filed with the DTCC the standard Networking agreement.

2.	Financial Intermediary Acts as Agent for its Customers.

The parties agree that in performing its services under this Agreement:

(a)

Except with regard to certain money market funds (“MMFs”), as set forth in Section 4 of Exhibit B of this Agreement, Financial Intermediary is acting as agent for its customer and covenants and agrees to comply with all applicable terms and conditions of the Registration Statement, as defined below;

(b)	The customer is for all purposes the customer of Financial Intermediary;

(c)	Each transaction is initiated solely upon the order of the customer;

(d)	As between Financial Intermediary and its customer, the customer will have full beneficial ownership of all Shares;

(e)	Each transaction shall be for the account of the customer and not for Financial Intermediary’s account;

(f)	Each transaction shall be without recourse to Financial Intermediary provided that Financial Intermediary acts in accordance with the terms of this Agreement; and

(g)

Except for the limited purpose of receiving orders to purchase, redeem or exchange Shares (“Orders”) for Share transactions from its customers as described in Section B. of this Agreement or with respect to redemptions for certain MMFs of customers who do not qualify as natural persons, as set forth in Exhibit B of this Agreement, Financial Intermediary shall have no authority to act as agent for JPMDS or the Funds.

B.	Sales of Fund Shares.

1.	Offer and Sale of Shares

Financial Intermediary will offer and sell Shares only in accordance and in compliance with the terms and conditions of the applicable current prospectus (“Prospectus”) and Statement of Additional Information (“SAI,” and together with the Prospectus, the “Registration Statement”) and applicable rules, regulations and requirements. Financial Intermediary will make no representations concerning any Shares not included in the Registration Statement or in any authorized supplemental sales material supplied to Financial Intermediary by JPMDS or the Funds.

2.	Execution of Orders for Purchase and Redemption of Shares.

(a)

All accepted Orders for the purchase of any Shares shall be executed at the next determined public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and all accepted Orders for the redemption of any Shares shall be executed at the next determined net asset value per share, in each case as described in the Registration Statement. Any applicable deferred sales charge, redemption fee, liquidity fee or similar charge or fee will be deducted by the Funds prior to the transmission of the redemption proceeds to Financial Intermediary or its customer. JPMDS and the Funds reserve the right to reject any purchase request in their sole discretion.

The execution of all Orders for Share transactions will be subject to the terms of the Registration Statement and JPMDS’ written instructions to Financial Intermediary from time to time, and if executed through Fund/SERV, the DTCC’s rules and procedures. Specifically, the Financial Intermediary certifies that:

(i)

all Orders received by Financial Intermediary or its “Correspondents” (as defined in Section B.2.(f) below) prior to the close of a Fund (generally, 4:00 p.m., Eastern Time (“ET”) other than an intraday NAV MMF, as set forth in Section 4 of Exhibit B to this Agreement, which generally close multiple times each day) (each close of a Fund, a “Market Close”) on any day that a Fund is open for business (“Day 1”) will be electronically transmitted to the Funds by 8:00 a.m., ET on the next day that the Fund is open for business (“Day 2”) (such Orders are referred to as “Day 1 Trades”); and

(ii)

all Orders received by Financial Intermediary or its Correspondents after the final Market Close on Day 1, but prior to the final Market Close on Day 2 (“Day 2 Trades”) will be electronically transmitted to the Funds by 8:00 a.m., ET on the second day that the Fund is open for business following Day 1.

(iii)

if the Financial Intermediary cannot electronically transmit Day 1 Trades to the Funds by 8:00 a.m., ET on Day 2, Financial Intermediary will transmit such Orders by facsimile prior to the beginning of trading on the New York Stock Exchange (generally 9:30 a.m. ET) on Day 2.

(iv)

Where Financial Intermediary serves as a Fund’s agent for the purpose of receiving Orders, Orders that the Financial Intermediary does not transmit to the Fund before the time set forth above may be, in the Fund’s discretion, adjusted by transactions on an as-of basis, provided, however, that any cost or loss to the Fund, JPMDS or their affiliates of such transactions shall be borne exclusively by the Financial Intermediary, including without limitation, damages, costs, or expenses resulting from errors in calculating the Fund’s NAV, reprocessing of the Fund’s Orders, or the payment of dividends by the Fund.

(b)

Day 1 Trades will be effected at the net asset value per share next calculated by the Fund following receipt of the trade by the Financial Intermediary or its Correspondents on Day 1, and Day 2 Trades will be effected at the net asset value per share next calculated by the Fund following receipt of the trade by Financial Intermediary or its Correspondents on Day 2. Dividends shall accrue as set forth in the applicable Registration Statement.

(c)

Upon JPMDS’ reasonable request, Financial Intermediary agrees to promptly provide JPMDS with information separating customer Orders received before and after a designated Market Close in Order for JPMDS to validate the timing of Financial Intermediary’s receipt of Orders.

(d)

The Financial Intermediary agrees that neither the Funds, JPMDS nor any of their affiliates or agents will have any responsibility or liability to review any purchase or redemption request which is presented by Financial Intermediary (i) to determine whether such request is genuine or authorized by the Financial Intermediary’s customer or (ii) to determine the suitability of a particular Fund or class of Shares for such customer. The Funds, JPMDS and their affiliates and agents will be entitled to rely conclusively on any purchase or redemption request communicated to the Funds by Financial Intermediary, and will have no liability whatsoever for any losses, claims or damages to or against Financial Intermediary or any of its customers resulting from the failure of Financial Intermediary to transmit any such request, or from any errors contained in any request.

(e)

Payments for Shares shall be made as specified in the Registration Statement. If payment for any purchase Order is not received in accordance with the terms of the Registration Statement, JPMDS reserves the right, without notice, to cancel the sale and to hold the Financial Intermediary responsible for any loss sustained as a result thereof, including loss of profit.

(f)

Except with regard to certain MMFs, as set forth in Section 4.4.(i) of Exhibit B to this Agreement, Financial Intermediary confirms that it will be considered the Funds’ agent for the sole purpose of receiving purchase and redemption Orders from its customers and transmitting them to the Funds. Financial Intermediary may authorize such intermediaries as it deems appropriate (“Correspondents”) to receive Orders on the Funds’ behalf. Financial Intermediary shall be liable to the Funds for each Correspondent’s compliance with applicable regulations, requirements and this Section B.2. to the same extent as if Financial Intermediary itself had acted or failed to act instead of the Correspondent.

(g)	Financial Intermediary certifies that it will at all times follow Applicable Law in connection with the handling of Orders for transactions in the Funds, including, without limitation:

(i)	Rule 22c-1(a) and other applicable rules under the Investment Company Act of 1940, as amended (“Investment Company Act”);

(ii)	The provisions of this Agreement; and

(iii)	the Registration Statement.

(h)	Financial Intermediary further certifies that it:

(i)

has adopted and implemented and will monitor, on a continuous basis, its compliance with procedures reasonably designed to prevent violations of Applicable Law and Registration Statement requirements with respect to late trading, market timing and abusive trading practices;

(ii)

has determined that each Correspondent has adopted and implemented and will monitor, on a continuous basis, its compliance with its own internal procedures reasonably designed to prevent violations of relevant law, regulation and Registration Statement requirements with respect to late trading, market timing and abusive trading practices;

(iii)	will provide information and further certification to JPMDS or its designee to verify compliance with this Section B.2; and

(iv)

will cooperate in monitoring and enforcing the Trust’s market timing, late trading, and any redemption fee policies as set forth in the Registration Statement and such other policies established by the Trust from time to time.

3.	Shareholder Information.

(a)

Financial Intermediary agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through a Financial Intermediary Fund Account during the period covered by the request.

(i)

Requests must set forth a specific period, not to exceed one year from the date of the request, for which transaction information is sought. A request may be ongoing and continuous (e.g., for each trading day throughout the year) or for specified periods of time. The Fund may request transaction information older than one year from the date of the request as it deems necessary to investigate compliance with policies established or utilized by the Fund for the purpose of eliminating or reducing market timing and abusive trading practices.

(ii)

(a) Financial Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in 3(a). If requested by the Fund or its designee, Financial Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in 3(a) is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in 3(a) for those shareholders who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Financial Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii). (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties; and (c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the DTCC Standardized Data Reporting Format.

(iii)

The Fund agrees not to use the Shareholder information received from Financial Intermediary pursuant to this Agreement for marketing or any other similar purpose without the prior written consent of Financial Intermediary.

(b)

Financial Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund’s Shares (directly or indirectly through a Financial Intermediary Fund Account) that violate policies established for the purpose of eliminating or reducing market timing and abusive trading practices.

(i)

Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or the Financial Intermediary Fund Account(s) or other agreed upon information to which the instruction relates.

(ii)	Financial Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Financial Intermediary.

(iii)

Financial Intermediary must provide written confirmation to the Fund that instructions have been executed. Financial Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

(c)	For purposes of this Section B.3 of the Agreement:

(i)

The term “Financial Intermediary Fund Account” means a direct or networked Shareholder account with the Fund maintained by Financial Intermediary or an omnibus account with the Fund maintained by Financial Intermediary.

(ii)

The term “Fund” includes JPMorgan Distribution Services, Inc., which is the Fund’s principal underwriter, the Fund’s transfer agent and the series of the trusts and corporation listed in the Agreement.

(iii)

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act that are held by or through a Financial Intermediary Fund Account.

(iv)

The term “Shareholder” means (i) the beneficial owner of Shares held by or through a Financial Intermediary Fund Account; (ii) a participant in an employee benefit plan owning Shares held by or through a Financial Intermediary Fund Account, notwithstanding that the employee benefit plan may be deemed to be the beneficial owner of Shares; and (iii) the holder of interests in a variable annuity or variable life insurance contract issued by Financial Intermediary owning Shares held by or through a Financial Intermediary Fund Account.

(v)	The term “written” and/or “in writing” includes electronic writings and facsimile transmissions.

(vi)	The term “Financial Intermediary” shall mean a “financial intermediary” as defined in 22c-2 of the Investment Company Act.

(vii)	The term “purchase” does not include the automatic reinvestment of dividends.

(viii)

The term “promptly” as used in 3(a)(ii) shall mean as soon as practicable but in no event later than ten business days from the Financial Intermediary’s receipt of the request for information from the Fund or its designee

4.	Multi-Class Distribution Arrangements.

Financial Intermediary understands and acknowledges that the Funds may offer Shares in multiple classes, and represents and warrants that it has established compliance procedures designed to ensure (i) that its customers are made aware of the terms of each available class of Shares, (ii) that each customer is offered only Shares that are suitable investments for him or her, (iii) that each customer is given the opportunity to obtain sales charge break points or other sales charge reductions and discounts as detailed in the Registration Statement, and (iv) proper supervision of its representatives in recommending and offering the Shares of multiple classes to its customers.

5.	Blue Sky.

JPMDS will make available to Financial Intermediary, via DTCC’s Mutual Fund Service Profile II a list of the states or other jurisdictions in which Shares are eligible for sale, which list may be revised from time to time. Financial Intermediary agrees to sell or offer to sell Shares only in the states and other jurisdictions appearing on the most recent list made available by JPMDS. Financial Intermediary will not knowingly accept or act upon any instructions to purchase Shares from a customer located outside the United States of America or for the account of any non-US person.

Financial Intermediary agrees to provide each Fund, each Fund’s transfer agent and/or other parties designated by them with an automated file in a form mutually agreeable to JPMDS and Financial Intermediary, on a daily basis, containing information necessary for the Fund to make blue sky and other regulatory filings, including, without limitation: (1) the amount of sales by state or jurisdiction of residence for each Fund shareholder for which Financial Intermediary provides services under this Agreement; (2) information designating whether each sale is an initial or subsequent purchase; (3) social codes or other account type fields for each sale; and (4) such other information as is necessary to determine the amounts exempt from reporting under state law. For purposes of (1), if requested by JPMDS, the Financial Intermediary shall, with respect to the sales for such shareholder, provide the amount of sales by state or jurisdiction of residence where the investment decision to invest in the Fund is made rather than where the shareholder is located to the extent Financial Intermediary has knowledge that the investment decision is made in a state other than the state or jurisdiction of residence of the shareholder.

6.	Initial Sales Loads Payable to Financial Intermediary.

(a)

On each purchase Order accepted by JPMDS, Financial Intermediary will be entitled to receive the applicable percentage of the initial sales load, if any, as established by JPMDS from the amount paid by Financial Intermediary’s customer. The initial sales loads for any Fund shall be those set forth in the Registration Statement. The portion of the initial sales load payable to Financial Intermediary may be changed at any time, at JPMDS’ sole discretion, upon written notice to Financial Intermediary.

(b)

Orders may be settled by Financial Intermediary either (i) by payment of the full purchase price less an amount equal to Financial Intermediary’s applicable percentage of the initial sales load, or (ii) by payment of the full purchase price, in which case JPMDS shall pay Financial Intermediary, not less frequently than monthly, the aggregate sales loads due to it on settled purchase Orders.

(c)

Based upon the settlement method chosen by Financial Intermediary, it shall be the obligation of Financial Intermediary to either (i) assess the appropriate initial sales load for each purchase Order and to forward the public offering price, net of the amount of the initial sales load to be reallocated to Financial Intermediary, to JPMDS, or (ii) to provide JPMDS with all necessary information regarding the application of the appropriate initial sales load to each purchase.

(d)

Sales charge reductions, discounts, and waivers may be available as provided in the Registration Statement. To obtain any such reductions, JPMDS must be notified promptly when a transaction or transactions would qualify for the reduced charge and Financial Intermediary must submit information that is sufficient (in the discretion of JPMDS) to substantiate qualification therefore. The foregoing shall include advising JPMDS of any Letter of Intent signed by Financial Intermediary’s customer or of any Right of Accumulation available to such customer. If Financial Intermediary fails to so advise JPMDS, Financial Intermediary will be liable for the return of any commissions plus interest thereon. Rights of Accumulation (including rights under a Letter of Intent) are available, if at all, only as set forth in the Registration Statement, and Financial Intermediary hereby authorizes any adjustment to its account (and will be liable for any refund) to the extent any allowance, discount or concession is made and the conditions therefor are not fulfilled.

(e)

In the event that Financial Intermediary notifies JPMDS in writing that Financial Intermediary elects to waive the initial sales load, and if the Registration Statement permits such waiver, the initial load will not be assessed on the transaction.

(f)

Neither the Fund nor JPMDS shall have any responsibility to correct the payment or assessment of an incorrect initial sales load due to the failure of the Financial Intermediary to fulfill the foregoing obligation.

7.	Contingent Deferred Sales Charges and Advance Commissions Payable to Financial Intermediary.

(a)

Upon the purchase of certain Shares, JPMDS will pay Financial Intermediary an advance commission as described in the Fund’s Registration Statement. This amount is not to be considered an initial sales load and will not be deducted from the public offering price of the Shares. A contingent deferred sales charge (“CDSC”) will be assessed upon the redemption of Shares, as described in the Registration Statement.

(b)

In the event that Financial Intermediary notifies JPMDS in writing that Financial Intermediary elects to waive such advance commission, and if the Fund’s Registration Statement permits such a waiver, the advance commission will not be paid and the CDSC will not be charged upon the redemption of the relevant Shares. Neither the Fund nor JPMDS shall have any responsibility to correct the assessment of an incorrect CDSC due to the failure of the Financial Intermediary to fulfill the foregoing obligation.

(c)

In the event that Financial Intermediary maintains an omnibus account with the Funds’ transfer agent, Financial Intermediary must be able to account for share ownership periods used in calculating the CDSC in order to receive advanced commissions from JPMDS.

C.	Distribution Services and Fees.

1.	Agreement to Provide Distribution Services.

JPMDS hereby appoints Financial Intermediary to furnish sales and marketing services to its customers who invest in and own Shares that pay a distribution fee under distribution plans adopted by the Funds pursuant to Rule 12b-1 under the Investment Company Act (“Rule 12b-1 Fees”).

2.	Asset-Based Sales Loads Payable to Financial Intermediary.

During the term of this Agreement, JPMDS will pay Financial Intermediary Rule 12b-1 Fees as set forth in the Registration Statement. JPMDS may, in its sole discretion, reduce the amount of, or eliminate entirely, Rule 12b-1 Fee payments. In addition, Rule 12b-1 Fees may be reduced or eliminated at any time if the distribution plans under which the fees are paid are materially amended or terminated either by the Board of the Funds or by vote of a majority of the outstanding Shares. JPMDS reserves the right not to pay Rule 12b-1 Fees to Financial Intermediary if Financial Intermediary’s 12b-1 Fee payments for a given month are deemed to be de minimis. JPMDS currently adheres to a $25.00 de minimis threshold, but reserves the right to change that threshold from time to time. Fees are paid on assets held in accounts on the Fund’s Transfer Agency system where the Firm is listed as dealer of record.

For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate pro-ration of Rule 12b-1 Fee payment on the basis of the number of days that this Agreement is in effect during the period.

D.	Networking.

If the parties plan to participate in Networking, each agrees to do so pursuant to the standard Networking agreement it has executed and filed with the DTCC and the DTCC’s rules and procedures.

E.	Delivery of Prospectuses and Reports to Customers.

Financial Intermediary will forward or cause to be forwarded to customers the Funds’ current effective statutory prospectus (the “Statutory Prospectus”), currently effective SAI, periodic financial reports, proxy materials and other Fund communications as required to be delivered to, or received by, customers under Applicable Law or as reasonably requested by JPMDS or a Fund. However, Financial Intermediary may provide a current effective summary prospectus (the “Summary Prospectus”) in lieu of a Statutory Prospectus as permitted under Applicable Law, unless instructed otherwise by JPMDS or a Fund. Financial Intermediary shall respond to requests for a Summary Prospectus, Statutory Prospectus, SAI, currently effective annual report or currently effective semi-annual report made by a customer directly to Financial Intermediary with the documents that JPMDS or a Fund has provided to it hereunder, including any applicable supplements, as required under Applicable Law. Unless instructed by JPMDS or a Fund to the contrary, Financial Intermediary may consolidate or utilize “household” mailing for the delivery of the above-described materials where permissible under, and in accordance with, Applicable Law, and, unless instructed by JPMDS or a Fund to the contrary, the delivery of the materials may be accomplished via electronic means, so long as the methodologies utilized by Financial Intermediary comply with Applicable Law relating to the delivery and receipt of such materials, including, but not limited to, that Financial Intermediary received informed consent from all applicable shareholders permitting the method and manner of such use, and Financial Intermediary maintains, and agrees to provide to JPMDS or a Fund upon request, records of each such delivery.

F.	Indemnification.

1.

Financial Intermediary shall indemnify and hold harmless JPMDS, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors (or trustees), and employees from all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(a)	any breach by Financial Intermediary of any representations, covenants or warranties in this Agreement or a material breach of any provision of this Agreement;

(b)

any actions or omissions of JPMDS, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors (or trustees), and employees in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Financial Intermediary; and

(c)

any willful misconduct or negligence (as measured by industry standards) of Financial Intermediary, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

2.

JPMDS shall indemnify and hold harmless Financial Intermediary and its subsidiaries, affiliates, officers, directors, and employees from and against any and all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(a)	any breach by JPMDS of any representations, covenants or warranties in this Agreement or any material breach of any provision of this Agreement;

(b)

any alleged untrue statement of a material fact contained in any Fund’s Registration Statement or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and

(c)

any willful misconduct or negligence (as measured by industry standards) of JPMDS, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

3.

Neither JPMDS nor Financial Intermediary shall be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability, which the parties may otherwise have.

4.

The agreement of the parties in this Section F. to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. Such notice will be given by any means of prompt delivery that provides confirmation of receipt to the address provided by each party in this Agreement. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. If the Indemnifying Party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it. The failure of the Indemnified Party to give notice as provided in this Section F.4. shall not affect the Indemnified Party’s right to indemnification hereunder except to the extent that the Indemnifying Party’s interest are actually prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

5.	The provisions of this Section F shall survive the termination of this Agreement.

G.	Confidentiality.

1.

Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans or product development, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of this Agreement (the “Proprietary Information”) is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner’s business. Each party agrees that should it come into possession of Proprietary Information, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; (ii) with the written consent of the other party; or (iii) as required by law or judicial process, or as requested by any governmental agency or regulatory authority. Proprietary Information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference to, or reliance upon, Proprietary Information. In the event that a party

(“disclosing party”) is requested or required by law to disclose any Proprietary Information, the disclosing party shall provide the other party (“non-disclosing party”) with prompt written notice, unless notice is prohibited by law, of any such request or requirement so that the non-disclosing party may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to any governmental agency or regulatory authority having jurisdiction over the disclosing party or its affiliates.

2.

All information, including “nonpublic personal information” as that term is defined in Regulation S-P, relating to shareholders of the Funds who are customers of Financial Intermediary are and shall remain the sole property of the Funds and the Financial Intermediary and shall not be disclosed to or used by the Funds, the Financial Intermediary, JPMDS, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Notwithstanding the foregoing, this Section G shall not prohibit the Financial Intermediary, the Funds, JPMDS, or any of their affiliates from utilizing the names of customers of Financial Intermediary for any purpose if the names are obtained in any manner other than from Financial Intermediary pursuant to this Agreement.

3.	If applicable, Financial Intermediary will deliver the Funds’ privacy policy as required by Regulation S-P.

4.	The provisions of this Section G shall survive the termination of this Agreement

H.	Anti-Money Laundering Program.

Financial Intermediary represents that it has established an Anti-Money Laundering Program (“AML Program”) that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Its AML Program includes written policies and procedures regarding the (i) verification of the identity of its customers and the source of the customers’ funds, and ii) reporting of any suspicious transactions in a customer’s account. Financial Intermediary agrees to cooperate with JPMDS to satisfy JPMDS’ AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the AML regulations. Financial Intermediary will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Funds and/or JPMDS with any requested information about its customers and their Fund accounts in the event that the Funds and/or JPMDS shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

I.	ERISA.

Financial Intermediary acknowledges and agrees that when JPMDS engages in marketing and sales activities with Financial Intermediary pursuant to this Agreement (i) JPMDS does not acknowledge that it is a fiduciary (“Fiduciary”) within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to any Customer of Financial Intermediary the assets of which are subject to regulation under Title I of ERISA and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including any assets of Financial Intermediary’s customer that are held in an investment contract, product or entity that are deemed to hold plan assets subject to such regulation as determined pursuant to Section 3(42) of ERISA and the regulations promulgated thereunder) (collectively, “Plan Investors”); (ii) JPMDS specifically disclaims such Fiduciary status whether or not JPMDS participates in any arrangement in which a Plan Investor or its representatives may be present, as requested by or at the direction of Financial Intermediary; and (iii) JPMDS does not recommend the use of any Fund to a specific Plan Investor or category of Plan Investors. In addition, Financial Intermediary acknowledges and agrees that Financial Intermediary is a fiduciary under ERISA and is responsible for evaluating the investment risks, including the investment program contemplated by this Agreement, and it exercised independent judgment in connection with its decision to appoint JPMDS as set forth herein.

To the extent Shares are purchased by Financial Intermediaries’ customers through a defined contribution plan subject to Title I ERISA (a “Plan”): (i) the arrangements provided for in this Agreement will be disclosed to the Plan(s) through their representatives and; (ii) Financial Intermediary represents and warrants that its receipt of fees pursuant to this Agreement and the provision of the services contemplated herein to any Plan(s) will not constitute a non-exempt “prohibited transaction” as such term is defined in Section 406 of ERISA and Section 4975 of the Code.

J.	Miscellaneous.

1.	Use of Names.

Neither party shall use the name (or any trademark, trade name, service mark or logo) of the other party or its affiliates or of the Funds in any manner without the other party’s written consent, except as required by any applicable federal or state law, rule or regulation, and except that Financial Intermediary may identify the Funds in a listing of funds offered by Financial Intermediary.

2.	Security Against Unauthorized Use of Funds’ Recordkeeping Systems.

Financial Intermediary agrees to provide such security as is necessary to prevent any unauthorized use of the Funds’ recordkeeping system, accessed via (a) the world wide web or any URL maintained by the Funds or JPMDS, (b) a networking/data access arrangement or (c) computer hardware or software provided to Financial Intermediary by JPMDS.

3.	Certification of Customers’ Taxpayer Identification Numbers.

Financial Intermediary agrees to obtain any taxpayer identification number certification from its customers required under the Code, as amended, and any applicable Treasury regulations, and to provide JPMDS, or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding. Financial Intermediary will not knowingly accept or act upon any instruction to purchase Shares from a customer located outside the United States of America or for the account of any non-US person.

4.	Notices.

(a)	Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by:

(i)	personal delivery;

(ii)	postage prepaid, registered or certified United States first class mail, return receipt requested;

(iii)	overnight courier services; or

(iv)	facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein).

(b)	Unless otherwise notified in writing, all such notices shall be given or sent to the other party at the address on the signature page hereof, Attention: President.

5.	Records.

Financial Intermediary will maintain all records (1) required to be kept by state and federal law, regulation or rules relating to the provision of the services contemplated under the Agreement, (2) necessary or appropriate to demonstrate its compliance with the terms and conditions of the Registration Statement or the Agreement, or (3) necessary to make required regulatory reports. Upon the request of JPMDS, the Funds or their authorized agents, Financial Intermediary shall provide any current annual reports on internal controls prepared by an independent auditor pursuant to either Statement for Attestation Engagements No. 16 (“SSAE 16”) (or any successor provision) or the Financial Intermediary Controls and Compliance Assessment (“FICCA”), and such other similar or related documents as reasonably requested (collectively, “Audit Documents”). Financial Intermediary acknowledges that JPMDS or the Funds may use a third party vendor to review and assess the contents of the Audit Documents, and, notwithstanding anything herein to the contrary, Financial Intermediary consents to JPMDS and the Funds sharing such Audit Documents with the third party vendor.

6.	Delegation of Duties.

Either party may employ an affiliate or a third party to perform any services required to enable the party to perform its functions under this Agreement. The delegating party will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve the delegating party of any of its obligations under this Agreement. The delegating party agrees that it remains liable to the other party for an affiliate’s or third party’s compliance with this Agreement, applicable regulations and requirements to the same extent as if the delegating party itself had acted or failed to act instead of the affiliate or third party.

7.	Effective Date, Amendment and Termination.

(a)

This Agreement shall become effective as of the date executed by JPMDS or as of the first date thereafter upon which Financial Intermediary executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any other agreements between the parties with respect to the offer and sale of Shares and other matters covered herein.

(b)

This Agreement shall continue in effect, with respect to Rule 12b-1 Fees payable by each Fund, until the October 31st following the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Board of the Funds, including a majority of the members of the Board of the Funds who are not interested persons of the Funds cast in person at a meeting called for that purpose.

(c)

This Agreement may be amended by JPMDS from time to time by the following procedure. JPMDS will mail a copy of the amendment to Financial Intermediary’s address, as shown below. If Financial Intermediary does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Intermediary’s objection must be in writing and be received by JPMDS within such thirty days.

(d)	Notwithstanding the foregoing, this Agreement may be terminated as follows:

(i)

at any time, without the payment of any penalty, by the vote of a majority of the members of the Board of the Funds who are not interested persons of the Funds or by a vote of a majority of the outstanding voting Shares as defined in the Investment Company Act on not more than sixty (60) days’ written notice to the parties to this Agreement;

(ii)

automatically in the event of the Agreement’s assignment as defined in the Investment Company Act, upon the termination of the Distribution Agreement between the Funds and JPMDS, or upon the termination of the applicable distribution plan(s); and

(iii)	by any party to this Agreement without cause by giving the other party at least thirty (30) days’ written notice.

(e)	The termination of this Agreement with respect to any one Fund will not cause the Agreement’s termination with respect to any other Fund.

8.	Incorporation of Exhibits A and B

Financial Intermediary and JPMDS agree that the attached Exhibits A and B are incorporated into and made a part of this Agreement and all references herein to the Agreement shall include such Exhibits. To the extent there is any conflict between this Agreement and Exhibit B, Exhibit B will control.

9.	Authorization.

Financial Intermediary and JPMDS each represents to the other (i) that it has the requisite authority to enter into and perform its responsibilities under this Agreement; and (ii) that this Agreement constitutes its valid and binding obligation.

10.	Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York.

11.	Counterparts; Severability.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that one or more provisions of this Agreement shall be held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless remain and continue in full force and effect. Facsimile or electronic PDF transmissions of any executed original document and/or retransmission of any executed facsimile or electronic PDF transmission shall be deemed to be the same as the delivery of an executed original.

JPMORGAN DISTRIBUTION SERVICES, INC.	FINRA CRD Number: 104234
Street Address:
1111 Polaris Parkway
Floor 2F, OH1-1299
Columbus, OH 43240

By:

Name:

Title:

Date:

Financial Intermediary Name (Please Print or Type)	FINRA CRD Number

Address

City:               State              Zip Code

Phone:              Fax:

By:
Authorized Signature

Title

Print Name or Type Name

Dated

EXHIBIT A

TRUSTS

JPMorgan Trust I

JPMorgan Trust II

JPMorgan Trust IV

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Investment Trust

Undiscovered Managers Funds

EXHIBIT B

SHAREHOLDER ELIGIBILITY, LIQUIDTY FEE AND REDEMPTION GATE PROVISIONS

The following Exhibit B applies to MMFs, which are also subject to the Agreement. To the extent there is any conflict between this Exhibit B and the Agreement, Exhibit B will control. The MMFs advised by J.P. Morgan Investment Management Inc. or its affiliates disclose in their Registration Statement that the MMFs are subject to certain limitations and restrictions pursuant to amendments to Rule 2a-7 under the Investment Company Act, as adopted by the Securities and Exchange Commission (“SEC”) as may be amended from time-to-time (“Rule 2a-7”), including provisions relating to the calculation of net asset values (“NAVs”), imposition of liquidity fees on redemptions or the temporary suspension of redemptions (a “redemption gate”), and shareholder eligibility requirements. This Exhibit B sets forth the obligations of the parties with respect to, among other items, shareholder eligibility, liquidity fees and redemption gates of MMFs, including provisions specific to retail money market funds (as defined under Rule 2a-7, “Retail MMFs”) or to those MMFs that do not qualify as government money market funds (as defined under Rule 2a-7) or Retail MMFs, or that cease to qualify as such (each, an “Institutional Non-Government MMF”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement.

1.	General

(i)

Financial Intermediary covenants and agrees to comply with all applicable terms and conditions of the Registration Statement, including but not limited to (1) the placing or processing of purchase, redemption and exchange Orders and the timing thereof, (2) the implementation of liquidity fees and/or redemption gates, and (3) with respect to Retail MMFs, compliance with shareholder eligibility requirements as disclosed in the Registration Statement or as otherwise required by Rule 2a-7 or as interpreted by the SEC or its staff.

(ii)

Upon a MMF’s reasonable request, Financial Intermediary agrees to promptly provide the MMF or its designee with information separating customer Orders received before and after each calculation of NAV (which may occur multiple times each day) or a time after which a MMF imposed, lifted or modified a liquidity fee or redemption gate for the MMF or its designee to validate the timing of Financial Intermediary’s receipt of Orders to purchase, redeem or exchange the MMF’s shares.

2.	Liquidity Fees and Gates

(i)

Financial Intermediary agrees to promptly take such actions reasonably requested by a MMF or JPMDS, to impose, lift, or modify a liquidity fee or redemption gate, or assist the MMF or JPMDS in imposing, lifting or modifying a liquidity fee or redemption gate.

(ii)

If a MMF implements a liquidity fee, unless the Financial Intermediary undertakes to calculate and remit liquidity fees in accordance with the MMF’s reasonable directions, the Financial Intermediary authorizes the MMF or JPMDS to calculate the liquidity fees owed to the MMF as a result of redemptions submitted through the Financial Intermediary (the “Fee Amount”) following the imposition of the liquidity fee and to withhold an amount equal to the Fee Amount from any redemption proceeds or other payments that the MMF owes to the Financial Intermediary in its sole discretion.

(iii)

Financial Intermediary may be notified by a MMF that a liquidity fee or redemption gate has been implemented via email, phone call, website disclosure or the filing of a supplement to the Registration Statement. To facilitate a MMF’s or JPMDS’s ability to calculate the Fee Amount, following such notification, the Financial Intermediary agrees to provide the MMF or JPMDS, before each NAV Calculation Time (as defined below), with the gross dollar amount and number of MMF shares that the Financial Intermediary’s customers tendered for redemption before the NAV Calculation Time and, if requested by the MMF, after the time at which the liquidity fee was imposed or before the time at which the liquidity fee was terminated or modified, as applicable.

(iv)

If a redemption gate is implemented by a MMF, the Financial Intermediary agrees to reject any redemption and exchange Orders in the MMF that it receives in good form while the redemption gate is in effect. To the extent required under applicable law or the terms of a MMF’s Registration Statement, Financial Intermediary further agrees to promptly re-confirm with its customers their intent to execute trades submitted during the implementation of a liquidity fee or redemption gate.

(v)

Financial Intermediary acknowledges that a MMF may pay a redemption request that the MMF determines in its sole discretion has been received in good order by the MMF or its agent before the imposition of a liquidity fee or redemption gate, provided, however, that the MMF or JPMDS may require the Financial Intermediary to provide evidence of receipt of the redemption request in good order prior to the applicable implementation time in its sole discretion.

3.	Retail MMFs

(i)

To the extent a MMF operates as a Retail MMF, Financial Intermediary agrees that, with respect to any shares of the Retail Fund purchased or held by or on behalf of its customers: (1) it has adopted and implemented policies, procedures and internal controls reasonably designed to limit all beneficial owners of such Retail MMF shares to natural persons (as such term is used or interpreted by the SEC or its staff), (2) it has taken commercially reasonable efforts to ensure that all current and future beneficial owners of such Retail MMF shares are natural persons, and (3) it will promptly redeem any such Retail MMF shares of customers who do not qualify as natural persons.

(ii)

Upon the reasonable request of JPMDS, a Retail MMF or its authorized agent, Financial Intermediary will provide (1) copies (or a summary) of the policies, procedures and internal controls required under Section 3.(i) of this Exhibit B, and (2) information or certification as to the adequacy of such procedures and the effectiveness of their implementation, in such form as may be reasonably satisfactory to the Retail MMF or JPMDS.

(iii)

In the event the Financial Intermediary cannot redeem shares as provided in Section 3.(i) of this Exhibit B, the Financial Intermediary will promptly notify the Retail MMF and will comply with any requests from the Retail MMF or JPMDS relating to the involuntary redemption of such shares (including shares held in an omnibus account).

4.	Intraday NAV MMFs (No Agency)

With respect to a MMF that discloses in its Registration Statement that it calculates its NAV multiple times during each day the MMF is open for business (each such time, an “NAV Calculation Time”) (an “Intraday NAV MMF”), the parties agree as follows:

(i)

With respect to an Intraday NAV MMF that is (1) an Institutional Non-Government MMF or (2) any other Intraday NAV MMF that begins to transact at a floating NAV reflecting current market-based values of their portfolio securities, notwithstanding anything herein or in the Agreement to the contrary, the Financial Intermediary shall not serve as the MMF’s dealer, agent or designee for purposes of Rule 22c-1 under the Investment Company Act in connection with the receipt of Orders. For the avoidance of doubt, Financial Intermediary remains an agent of the MMF for any other purposes provided in the Agreement other than the receipt of Orders.

(ii)

Orders submitted in accordance with the Registration Statement will be effected at the NAV calculated at the next NAV Calculation Time following acceptance of the Order in good form by the Intraday MMF, JPMDS, transfer agent or other agent authorized by the Intraday MMF to accept Orders.

(iii)

The Financial Intermediary understands and agrees that it is solely responsible for: (1) transmitting Orders to an Intraday NAV MMF on a timely basis and (2) any losses to its customers for Orders accepted by the Financial Intermediary before, but received and accepted by the Intraday NAV MMF after, a NAV Calculation Time.

5.	Intraday NAV MMFs (Agency)

(i)

With respect to an Intraday NAV Fund not covered in Section 4 of this Exhibit B for which the Financial Intermediary is permitted under the Agreement to serve as the MMF’s agent for the purpose of receiving Orders, all Orders will be transmitted electronically or by facsimile to JPMDS or the Funds by the time that is listed in Section B.2. of the Agreement.

(ii)

Orders submitted in accordance with Section 5.(i) of this Exhibit B will be effected at the NAV calculated at the next NAV Calculation Time following acceptance of the Order in good form by the Financial Intermediary.